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                                  [LETTERHEAD]


                                     CONSENT


     We consent to the reference to our firm in the letter to stockholders and under the headings "Summary - The Merger - Opinion of Financial Advisor", "The Merger - Background of Merger - Initial Actions by The Special Committee", "The Merger - Reports of Advisors", "The Merger - Reasons for Recommendations" and "Fairness Opinion of Furman Selz" in this registration statement of AMC Entertainment Inc. on Form S-4.

     In giving such consent, we do not concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                             FURMAN SELZ LLC

                                             By: /s/ William A. Shutzer
                                                 -----------------------------
                                                     President


Dated:  June 27, 1997